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                                  Exhibit 10 a.

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form N-4 of our reports dated February 7, 2003, relating to the financial statements and financial highlights of CUNA Mutual Life Variable Annuity Account, and April 11, 2003, relating to the financial statements of CUNA Mutual Life Insurance Company, which appear in such Registration Statement. We also consent to the references to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin
April 23, 2003